SCHEDULE II
                    INFORMATION WITH RESPECT TO
          TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
            SINCE THE MOST RECENT FILING ON SCHEDULE 13D

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-HELENE CURTIS INDS

GABELLI FOUNDATION
                    3/19/96            1,500-           70.0000

THE GABELLI PERFORMANCE PARTNERSHIP
                    3/19/96           20,000-           70.0000

GIL II, LTD.
                    3/19/96           10,000-           70.0000

GABELLI INTERNATIONAL LTD
                    3/19/96           10,000-           70.0000

GABELLI FUNDS, INC.
          THE GABELLI VALUE FUND
                    3/19/96           80,000-           70.0000

          THE GABELLI CONVERTIBLE SECURITIES FUND
                    3/19/96           60,000-           70.0000

          GABELLI CAPITAL ASSET FUND
                    3/19/96           10,000-           70.0000

GAMCO INVESTORS, INC.
                    3/19/96            4,000-           70.0000
                    3/19/96          179,400-           70.0000
                    3/06/96            1,400            69.6250 (1)
                    3/04/96              400-           69.6250 (1)
                    3/04/96           13,900            69.6250 (1)

GABELLI ASSOCIATES LTD
                    3/19/96            9,500-           70.0000

GABELLI ASSOCIATES FUND
                    3/19/96           83,800-           70.0000




(1) THESE TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.


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